Exhibit 99.1

Wireless Telecom Group Announces New Addition to the Executive Leadership Team With Appointment of Chief Revenue Officer

Parsippany, New Jersey, USA – August 04, 2020 – Wireless Telecom Group (NYSE American: WTT), a leader providing specialized software, instruments, solutions, and components enabling the development, test and deployment of wireless communications and connectivity, announced the appointment of Alfred Rodriguez as Chief Revenue Officer (CRO). Mr. Rodriguez brings more than 20 years of experience leading sales and business development teams selling deep, design-in solutions and signal processing products. He joins the company from Xilinx.

“We are delighted Alfred is joining the executive leadership team” said Tim Whelan, Wireless Telecom Group’s CEO, “Alfred is a proven executive with deep experience in digital signal processing and design-in solution sales, with a track record of building successful sales organizations and developing strategic accounts.” Mr. Rodriguez noted, “Wireless Telecom Group has market-leading solutions and long-term, blue-chip customer relationships poised to capture investments in 5G, satellite communications, millimeter wave and the future of wireless connectivity. I am thrilled to join the executive team to continue building on the company’s foundation for driving future growth and success.”

In addition to 17 years at Xilinx, Mr. Rodriguez brings years of experience at ST Microelectronics and Cavium, Inc. He started his career as an Application Engineer, advising clients from design through solution verification before advancing to senior sales and business development roles managing strategic account teams, manufacturer representatives and distributor channels.

As CRO, Mr. Rodriguez will be responsible for the global sales team across all the Company’s product portfolios. He will also oversee the performance, strategy, and alignment of the sales and business development teams within Wireless Telecom Group, as well as continuing to build a high-performance team focused on specialized private networks, growth in 5G investments and the development, test and deployment of wireless technologies.

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About Wireless Telecom Group

Wireless Telecom Group, Inc., comprised of Boonton, CommAgility, Holzworth, Microlab, and Noisecom, is a global designer and manufacturer of advanced RF and microwave components, modules, systems, and instruments. Serving the wireless, telecommunication, satellite, military, aerospace, semiconductor, and medical industries, Wireless Telecom Group products enable innovation across existing and emerging wireless technologies. With a product portfolio including peak power meters, signal generators, phase noise analyzers, signal processing modules, LTE PHY/stack software, power splitters and combiners, GPS repeaters, public safety components, noise sources, and programmable noise generators, Wireless Telecom Group supports the development, testing, and deployment of wireless technologies around the globe.

Wireless Telecom Group, Inc.’s website address is www.wtcom.com. Except for historical information, the matters discussed in this news release may be considered “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include declarations regarding the intent, belief, or current expectations of the Company and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results. Such risks and uncertainties are identified in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2019.

Marketing Contact

Maria Droge: +1 (973) 386-9696

Wireless Telecom Group Inc.

25 Eastmans Road

Parsippany, NJ 07054

Tel: (973) 386-9696

Fax: (973) 386-9191

www.wtcom.com